Exhibit 99.1

PMC Reports Fourth Quarter and Full Year 2014 Results

Q4 and full year 2014 earnings announcement call live on http://investor.pmcs.com at 1:30 p.m. PT

Conference call: 1 (888) 337-8169 or 1 (719) 325-2455 outside North America; passcode 2692388#

Replay available shortly after end of conference call through February 28, 2015

SUNNYVALE, Calif.--(BUSINESS WIRE)--January 29, 2015--PMC-Sierra, Inc. (PMC®) (Nasdaq: PMCS), the semiconductor and software solutions innovator transforming networks that connect, move and store big data, today reported results for the fourth quarter and full year ended December 27, 2014.

Net revenues in the fourth quarter of 2014 totaled $136.9 million, an increase of one percent from $135.5 million in the third quarter of 2014 and an increase of 7.9 percent, compared to $126.9 million in the fourth quarter of 2013. Storage product revenues in the fourth quarter of 2014 totaled $98.4 million, an increase of 8.3 percent from $90.9 million in the fourth quarter of 2013.

GAAP net income in the fourth quarter of 2014 totaled $2.3 million or $0.01 per diluted share, compared to a GAAP net income in the third quarter of 2014 of $5.5 million or $0.03 per diluted share.

Non-GAAP net income in the fourth quarter of 2014 totaled $22.7 million or $0.11 per diluted share, compared to non-GAAP net income of $22.5 million or $0.11 per diluted share in the third quarter of 2014.

“Due to strong Storage and record OTN revenues in the fourth quarter, we grew revenue eight percent over the same quarter last year,” said Greg Lang, PMC president and chief executive officer. “And each of our four major growth drivers started contributing revenue in 2014, positioning PMC for continued growth in 2015.”

Net income on a non-GAAP basis in the fourth quarter of 2014 excludes the following items: (i) $6.8 million stock-based compensation expense, (ii) $11 million amortization of purchased intangible assets; (iii) $2.7 million foreign exchange gain on foreign tax liabilities; (iv) $3.9 million provision for income tax matters; and (v) $1.3 million other adjustments as described in the accompanying GAAP to non-GAAP reconciliation table.

For the full year ended December 27, 2014, net revenues were $525.6 million, compared to $508.0 million for the year ended December 28, 2013, an increase of 3.5 percent year over year. GAAP operating income for the full year 2014 was $11.1 million compared to GAAP operating loss of $13.2 million reported in the year ended December 28, 2013. Non-GAAP operating income for the full year 2014 was $83.1 million compared to non-GAAP operating income of $68.4 million the prior year. GAAP net income for the full year 2014 was $0.1 million, or $0.00 per diluted share, compared to GAAP net loss of $32.3 million, or $0.16 loss per share the prior year. Non-GAAP net income in the year ended December 27, 2014, was $79.5 million or $0.40 per diluted share, compared to non-GAAP net income of $68.3 million or $0.33 per diluted share in the year ended December 28, 2013.

For a full reconciliation of each non-GAAP item used herein to the most directly comparable GAAP financial measure, please refer to the schedule included with this release. The Company believes the additional non-GAAP measures are useful to investors for the purpose of financial analysis. Management uses the non-GAAP measures internally to evaluate its in-period operating performance before gains, losses and other charges that are considered by management to be outside of the Company’s core operating results. In addition, the measures are used to plan for the Company’s future periods. However, non-GAAP measures are neither stated in accordance with, nor are they a substitute for, GAAP measures.

FOURTH QUARTER AND 2014 HIGHLIGHTS

The Company announced the following in the fourth quarter and full year 2014:

  On Dec. 3, PMC hosted a Flash Technology Forum in Beijing, where speakers from Sina, Inspur, China Telecom, Memblaze and PMC discussed the latest innovations and use cases for deploying flash to accelerate storage in China’s data centers.
  On Dec. 1, PMC announced that Memblaze Technology Co. Ltd, a leading provider of flash storage solutions, is utilizing PMC’s Flashtec™ NVMe controllers in its next-generation PCI Express® (PCIe®) flash accelerators. The Flashtec-based Memblaze PBlaze4 products are targeted at hyperscale and Open Compute Project deployments.
  On Nov. 24, PMC announced that Lenovo selected PMC storage solutions for external connectivity across its ThinkServer portfolio. The Lenovo 8885E by PMC card delivers the full throughput of 12Gb/s SAS and 6.6GB/s PCIe® to maximize the performance of ThinkServer scale-out storage. The card is offered on Lenovo rack and tower servers.
  On Sept. 17, PMC was first to ship 16-port 12Gb/s SAS and 16-port 6Gb/s SATA I/O controller solutions. PMC’s data center I/O products enable OEMs and ODMs to design cost-effective customized server hardware for hyperscale deployments, such as Open Compute, Windows Cloud Servers, OpenStack and Project Scorpio. The devices have the industry’s highest port density, lowest power and are capable of more than 1,000,000 I/Os per second (IOPS) to support the most demanding cloud software applications.
  On Sept. 4, PMC announced that the Company executed an agreement with HP to license core HP Smart Array software, firmware and management technology. PMC will leverage this technology to provide more system value to new and existing server storage and data center customers. This transaction also positions PMC as the supplier of key storage solution components across HP ProLiant Gen9 and beyond.
  On Aug. 26, PMC introduced the industry’s first 12Gb/s SAS expander card to enable density-optimized servers, the fastest growing segment of the worldwide server market according to IDC. The Adaptec® 12Gb/s SAS expander card enables flexible, high-density server architectures that can expand as data center storage needs grow. It provides 36 ports in a PCIe® low-profile form factor.

  On Aug. 5, PMC established a new ultra-fast storage class memory tier to accelerate critical applications in scale-out storage and all-flash arrays. The PMC Flashtec™ NVRAM Drives combine the speed and endurance of DRAM with the persistency of NAND flash to deliver ten times higher performance than the fastest Solid State Drive (SSD), at more than 10 million IOPS, with sub-microsecond latency. Leveraging PCIe® 3.0, the Flashtec NVRAM Drives connect directly to the host to optimize CPU utilization and maximize overall system performance.
  On Mar. 10, PMC announced the successful interoperability of its DIGI 120G OTN processor and Acacia’s AC100 100G Coherent module, enabling mass deployment of 100G OTN in metro networks, unlocking a 10-fold increase in fiber capacity and eliminating the need for new fiber. Demonstrating interoperability with Acacia’s module was an important step to show ecosystem readiness for the 100G transition.

Fourth Quarter and Full Year 2014 Conference Call

Management will review fourth quarter and full year 2014 results and share its outlook for the first quarter of 2015 during a conference call at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time on January 29, 2015. The conference call webcast will be accessible under the Financial News and Events section at http://investor.pmcs.com. To listen to the conference call by telephone, dial 1 (888) 337-8169 or 1 (719) 325-2455 outside North America with passcode 2692388# approximately ten minutes before the start time. A telephone playback will be available until February 28, 2015, and can be accessed at 1 (888) 203-1112 or 1 (719) 457-0820 outside North America using passcode 2692388#.

PMC will be attending the Stifel, Nicolaus & Co.’s 2015 Technology, Internet & Media Conference on February 9, 2015, at the Westin St. Francis in San Francisco, as well as the Goldman Sachs Technology & Internet Conference on February 10, at the Palace Hotel in San Francisco. Steve Geiser, the Company’s vice president and chief financial officer, will be available both days for individual investor meetings. He will also participate in fireside chats and Q&As during both events, which will be webcast simultaneously at http://investor.pmcs.com.

Safe Harbor Statement

This release contains forward-looking statements that involve risks and uncertainties. The Company’s SEC filings, including the Company’s most recent reports on Form 10-K and Form 10-Q, describe the risks associated with the Company’s business, including PMC’s limited revenue visibility due to variable customer demands, market segment growth or decline, orders with short delivery lead times, customer concentration, changes in inventory, and other items such as tax rates, foreign exchange rates and volatility in global financial markets.

About PMC

PMC (Nasdaq:PMCS) is the semiconductor and software solutions innovator transforming networks that connect, move and store big data. Building on a track record of technology leadership, the Company is driving innovation across storage, optical and mobile networks. PMC’s highly integrated solutions increase performance and enable next-generation services to accelerate the network transformation. For more information, visit www.pmcs.com. Follow PMC on Facebook, Twitter, LinkedIn and RSS.

© Copyright PMC-Sierra, Inc. 2015. All rights reserved. PMC, PMC-SIERRA and ADAPTEC are registered trademarks of PMC-Sierra, Inc. in the United States and other countries, PMCS and FLASHTEC are trademarks of PMC-Sierra, Inc. PMC disclaims any ownership rights in other product and company names mentioned herein. PMC is the corporate brand of PMC-Sierra, Inc.

PMC-Sierra, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 27,	September 27,	December 28,	December 27,	December 28,
	2014	2014	2013	2014	2013

Net revenues	$136,851	$135,462	$126,872	$525,603	$508,028
Cost of revenues	40,702	40,306	37,349	155,396	149,213
Gross profit	96,149	95,156	89,523	370,207	358,815

Gross profit %	70%	70%	71%	70%	71%

Research and development	50,942	48,441	54,009	198,919	211,047
Selling, general and administrative	29,411	29,265	27,768	117,007	112,770
Amortization of purchased intangible assets	10,994	9,948	13,547	43,219	48,245
Income (loss) from operations	4,802	7,502	(5,801)	11,062	(13,247)

Foreign exchange gain	2,866	899	2,363	3,508	4,043
Amortization of debt issue costs	(51)	(51)	(50)	(204)	(80)
Amortization of discount on long-term obligation	(350)	-	-	(350)	-
Interest income, net	2	198	83	323	907
Gain on investment securities and other investments	68	12	103	155	1,879
Income (loss) before provision for income taxes	7,337	8,560	(3,302)	14,494	(6,498)
Provision for income taxes	(5,007)	(3,087)	(12,377)	(14,412)	(25,756)
Net income (loss)	$2,330	$5,473	$(15,679)	$82	$(32,254)

Net income (loss) per common share - basic and diluted	$0.01	$0.03	$(0.08)	$0.00	$(0.16)

Shares used in per share calculation - basic	198,625	197,613	201,615	196,885	203,882
Shares used in per share calculation - diluted	201,935	200,744	201,615	200,145	203,882

As a supplement to the Company's condensed consolidated financial statements presented in accordance with generally accepted accounting principles ("GAAP"), the Company provides additional non-GAAP measures for cost of revenues, gross profit, gross profit percentage, research and development expense, selling, general and administrative expense, amortization of purchased intangible assets, other income (expense), (provision for) recovery of income taxes, operating expenses, operating income (loss), operating margin percentage, net income (loss), and basic and diluted net income (loss) per share.

A non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The Company believes that the additional non-GAAP measures are useful to investors for the purpose of financial analysis. Management uses these measures internally to evaluate the Company's in-period operating performance before gains, losses and other charges that are considered by management to be outside of the Company's core operating results. In addition, the measures are used for planning and forecasting of the Company's future periods. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

PMC-Sierra, Inc.
Adjustments to GAAP Cost of Revenues, Gross Profit, Gross Profit Percentage, Research and Development Expense,
Selling, General and Administrative Expense, Amortization of Purchased Intangible Assets,
Other Income, Provision for Income Taxes, Operating Expenses, Operating Income (Loss),
Net Income (Loss), and Basic and Diluted Net Income (Loss) Per Share
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 27,	September 27,	December 28,	December 27,	December 28,
	2014 (1)	2014 (2)	2013 (3)	2014 (4)	2013 (5)

GAAP cost of revenues	$40,702	$40,306	$37,349	$155,396	$149,213
Stock-based compensation	(285)	(226)	(256)	(966)	(899)
Acquisition-related costs	-	-	(5)	-	(800)
Termination and separation (costs) recoveries	-	-	(171)	9	(171)
Reversal of accruals	-	-	-	-	2,300
Non-GAAP cost of revenues	$40,417	$40,080	$36,917	$154,439	$149,643

GAAP gross profit	$96,149	$95,156	$89,523	$370,207	$358,815
Stock-based compensation	285	226	256	966	899
Acquisition-related costs	-	-	5	-	800
Termination and separation costs (recoveries)	-	-	171	(9)	171
Reversal of accruals	-	-	-	-	(2,300)
Non-GAAP gross profit	$96,434	$95,382	$89,955	$371,164	$358,385

Non-GAAP gross profit %	70%	70%	71%	71%	71%

GAAP research and development expense	$50,942	$48,441	$54,009	$198,919	$211,047
Stock-based compensation	(2,880)	(1,990)	(2,854)	(9,420)	(11,095)
Acquisition-related costs	(423)	(356)	(1,071)	(2,373)	(2,812)
Termination and separation recoveries (costs)	8	28	(2,690)	(248)	(4,138)
Reversal of accruals	342	-	-	342	2,890
Lease exit recoveries	29	-	-	29	-
Asset impairment	-	-	(508)	-	(508)
Non-GAAP research and development expense	$48,018	$46,123	$46,886	$187,249	$195,384

GAAP selling, general and administrative expense	$29,411	$29,265	$27,768	$117,007	$112,770
Stock-based compensation	(3,682)	(3,012)	(3,694)	(12,795)	(14,271)
Acquisition-related costs	(261)	(669)	(39)	(994)	(1,122)
Lease exit costs	(5)	(31)	(48)	(182)	(48)
Termination and separation (costs) recoveries	(645)	254	(1,282)	(1,689)	(1,784)
Reversal of accruals	-	-	1,300	-	1,300
Asset impairment	-	-	(639)	(477)	(2,214)
Other nonrecurring expenses	-	-	-	(58)	-
Non-GAAP selling, general and administrative expense	$24,818	$25,807	$23,366	$100,812	$94,631

GAAP amortization of purchased intangible assets	$10,994	$9,948	$13,547	$43,219	$48,245
Amortization of purchased intangible assets	(10,994)	(9,948)	(13,547)	(43,219)	(48,245)
Non-GAAP amortization of purchased intangible assets	$-	$-	$-	$-	$-

GAAP other income	$2,535	$1,058	$2,499	$3,432	$6,749
Foreign exchange gain on foreign tax liabilities	(2,665)	(1,081)	(2,564)	(3,649)	(4,697)
Gain on disposal of investments	(26)	-	-	(26)	(1,762)
Amortization of discount on long-term obligations	350	-	-	350	-
Non-GAAP other income (expense)	$194	$(23)	$(65)	$107	$290

GAAP provision for income taxes	$5,007	$3,087	$12,377	$14,412	$25,756
Provision for income tax matters	(3,900)	(2,178)	(11,760)	(10,739)	(25,396)
Non-GAAP provision for income taxes	$1,107	$909	$617	$3,673	$360

GAAP operating expenses	$91,347	$87,654	$95,324	$359,145	$372,062
Stock-based compensation	(6,562)	(5,002)	(6,548)	(22,215)	(25,366)
Acquisition-related costs	(684)	(1,025)	(1,110)	(3,367)	(3,934)
Asset impairment	-	-	(1,147)	(477)	(2,722)
Lease exit recoveries (costs)	24	(31)	(48)	(153)	(48)
Termination and separation (costs) recoveries	(637)	282	(3,972)	(1,937)	(5,922)
Reversal of accruals	342	-	1,300	342	4,190
Amortization of purchased intangible assets	(10,994)	(9,948)	(13,547)	(43,219)	(48,245)
Other nonrecurring expenses	-	-	-	(58)	-
Non-GAAP operating expenses	$72,836	$71,930	$70,252	$288,061	$290,015

GAAP operating income (loss)	$4,802	$7,502	$(5,801)	$11,062	$(13,247)
Stock-based compensation	6,847	5,228	6,804	23,181	26,265
Acquisition-related costs	684	1,025	1,115	3,367	4,734
Asset impairment	-	-	1,147	477	2,722
Reversal of accruals	(342)	-	(1,300)	(342)	(6,490)
Lease exit (recoveries) costs	(24)	31	48	153	48
Termination and separation costs (recoveries)	637	(282)	4,143	1,928	6,093
Amortization of purchased intangible assets	10,994	9,948	13,547	43,219	48,245
Other nonrecurring expenses	-	-	-	58	-
Non-GAAP operating income	$23,598	$23,452	$19,703	$83,103	$68,370

Non-GAAP operating margin	17%	17%	16%	16%	13%

	Three Months Ended			Twelve Months Ended
	December 27,	September 27,	December 28,	December 27,	December 28,
	2014 (1)	2014 (2)	2013 (3)	2014 (4)	2013 (5)

GAAP net income (loss)	$2,330	$5,473	$(15,679)	$82	$(32,254)
Stock-based compensation	6,847	5,228	6,804	23,181	26,265
Acquisition-related costs	684	1,025	1,115	3,367	4,734
Termination and separation costs (recoveries)	637	(282)	4,143	1,928	6,093
Asset impairment	-	-	1,147	477	2,722
Reversal of accruals	(342)	-	(1,300)	(342)	(6,490)
Lease exit (recoveries) costs	(24)	31	48	153	48
Amortization of purchased intangible assets	10,994	9,948	13,547	43,219	48,245
Foreign exchange gain on foreign tax liabilities	(2,665)	(1,081)	(2,564)	(3,649)	(4,697)
Gain on disposal of investments	(26)	-	-	(26)	(1,762)
Amortization of discount on long-term obligation	350	-	-	350	-
Other nonrecurring expenses	-	-	-	58	-
Provision for income tax matters	3,900	2,178	11,760	10,739	25,396
Non-GAAP net income	$22,685	$22,520	$19,021	$79,537	$68,300

Non-GAAP net income per share - basic	$0.11	$0.11	$0.09	$0.40	$0.33
Non-GAAP net income per share - diluted	$0.11	$0.11	$0.09	$0.40	$0.33

Shares used to calculate non-GAAP net income per share - basic	198,625	197,613	201,615	196,885	203,882
Shares used to calculate non-GAAP net income per share - diluted	201,935	200,744	203,047	200,145	205,841

(1) $6.8 million stock-based compensation expense; $0.7 million acquisition-related costs; $0.6 million termination and separation costs; $0.3 million reversal of accrual; $0.1 million lease exit recoveries; $11 million amortization of purchased intangible assets; $2.7 million foreign exchange gain on foreign tax liabilities; $0.1 million gain on disposal of investment; $0.3 million amortization of discount on long-term obligations; and $3.9 million provision for income taxes which includes $4 million arrears interest relating to unrecognized tax benefits, $2.7 million income tax provision related to prepaid tax amortization, and $5.2 million income tax provision related to tax deductible goodwill, and $8 million income tax recovery related to change in valuation allowance and other deductible items above.

(2) $5.2 million stock-based compensation expense; $1 million acquisition-related costs; $0.3 million recovery of termination and separation costs; $9.9 million amortization of purchased intangible assets; $1.1 million foreign exchange gain on foreign tax liabilities; $0.1 million lease exit costs; and $2.2 million provision for income taxes which includes $0.9 million income tax provision related to unrecognized tax benefits, $1.1 million income tax provision related to prepaid tax amortization, and $0.2 million income tax provision from adjustments related to prior periods.

(3) $6.8 million stock-based compensation expense; $1.1 million acquisition-related costs; $4.1 million termination and separation costs; $1.2 million asset impairment; $1.3 million reversal of accrual; $0.1 million lease exit costs; $13.5 million amortization of purchased intangible assets; $2.6 million foreign exchange gain on foreign tax liabilities; and $11.8 million provision for income taxes which includes $1.9 million income tax recovery relating to intercompany transactions, $2.5 million income tax recovery for adjustments relating to prior periods and changes in estimates, $0.9 million arrears interest relating to unrecognized tax benefits, $3.3 million provision related to non-deductible intangible asset amortization, $0.7 million income tax provision relating to foreign exchange translation of a foreign subsidiary, $10.4 million deferred tax effect related to changes in assessments for certain income tax credits, and $0.9 million income tax provision related to tax deductible goodwill and other items above.

(4) $23.2 million stock-based compensation expense; $3.4 million acquisition-related costs; $1.9 million termination and separation costs; $0.5 million asset impairment; $0.3 million reversal of accruals; $0.2 million lease exit costs; $43.2 million amortization of purchased intangible assets; $3.6 million foreign exchange gain on foreign tax liabilities; $0.1 million gain on disposal of investment; $0.3 million amortization of discount on long-term obligations; $0.1 million other nonrecurring expenses; and $10.7 million provision for income taxes which includes $6.5 million arrears interest relating to unrecognized tax benefits, $5.7 million income tax provision related to prepaid tax amortization, $6.5 million income tax provision related to tax deductible goodwill, and $8 million income tax recovery related to change in valuation allowance and other deductible items above.

(5) $26.3 million stock-based compensation expense; $4.8 million acquisition-related costs and deferred tax effects; $6.1 million termination and separation costs; $2.8 million asset impairment; $6.5 million reversal of accruals; $0.1 million lease exit costs; $48.2 million amortization of purchased intangible assets; $4.7 million foreign exchange gain on foreign tax liabilities; $1.8 million gain on disposal of investment and $25.4 million provision for income taxes which includes $0.2 million income tax provision relating to intercompany transactions, $2.6 million arrears interest relating to unrecognized tax benefits, $11.7 million provision related to non-deductible intangible asset amortization and impairment, $2 million income tax recovery for adjustments relating to prior periods and changes in estimates, $1.2 million income tax provision relating to foreign exchange translation of a foreign subsidiary, $10.4 million deferred tax effect related to change in assessment for certain income tax credit, and $1.3 million income tax provision related to tax deductible goodwill and other items above.

PMC-Sierra, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 27,	December 28,
	2014	2013

ASSETS:
Current assets:
Cash and cash equivalents	$112,570	$100,038
Short-term investments	45,885	10,894
Cash, cash equivalents and short-term investments	158,455	110,932
Accounts receivable, net	55,414	56,112
Inventories, net	37,949	31,074
Prepaid expenses and other current assets	16,473	19,855
Income tax receivable	1,968	2,640
Prepaid tax expense	51	5,695
Deferred tax assets(1)	4,079	43,131
Total current assets	274,389	269,439

Investment securities	107,509	103,391
Investments and other assets	7,683	10,750
Prepaid tax expense	42	93
Property and equipment, net	37,311	39,149
Goodwill and other intangible assets, net	426,919	425,823
Deferred tax assets (1)	13,412	1,306
Long-term income tax receivable	457	-
	$867,722	$849,951

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$23,360	$23,173
Accrued liabilities	74,135	64,257
Credit facility	-	30,000
Income taxes payable	1,062	632
Liability for unrecognized tax benefit (1)	16,076	54,127
Current deferred income taxes	7,644	71
Deferred income	4,530	7,481
Total current liabilities	126,807	179,741

Long-term obligations	36,305	11,108
Deferred income taxes	52,130	43,143
Liability for unrecognized tax benefit (1)	25,244	27,947

PMC special shares convertible into 278 (2013 - 1,019)	745	1,188
shares of common stock

Stockholders' equity:
Common stock and additional paid in capital	1,595,809	1,550,385
Accumulated other comprehensive loss	(2,355)	(526)
Accumulated deficit	(966,963)	(963,035)
Total stockholders' equity	626,491	586,824
	$867,722	$849,951

(1) Effective from the beginning of the first quarter of 2014, the Company adopted Financial Accounting Standards Board's Accounting Standards Update (“ASU”) No. 2013-11, “Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or Tax Credit Carryforward Exists.” Approximately $44 million of deferred tax assets of a foreign subsidiary were derecognized along with the related liability for unrecognized tax benefits as a result of this presentation adoption, with no impact to the Condensed Consolidated Statements of Operations.

PMC-Sierra, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Twelve Months Ended
	December 27,	December 28,
	2014	2013
Cash flows from operating activities:
Net loss	$82	$(32,254)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	65,477	71,432
Stock-based compensation	23,181	26,264
Unrealized foreign exchange gain, net	(5,846)	(2,251)
Net amortization of premiums and accrued interest of investments	718	1,580
Asset impairments	770	2,966
Gain on investment securities and other investments	(131)	(1,796)
Loss on disposal of property and equipment	4	6
Amortization of discount on long-term obligations	350	-
Excess tax benefits from stock option transactions	-	(842)

Changes in operating assets and liabilities:
Accounts receivable, net	598	6,330
Inventories, net	(6,875)	(3,625)
Prepaid expenses and other current assets	1,349	1,315
Accounts payable and accrued liabilities	878	(5,551)
Deferred income taxes and income taxes receivables/payables	12,970	15,900
Deferred income	(2,951)	(632)
Net cash provided by operating activities	90,574	78,842

Cash flows from investing activities:
Business acquisition	(10,000)	(96,098)
Investment in long term deposits	-	(1,127)
Purchases of property and equipment	(13,945)	(16,851)
Purchases of intangible assets	(1,437)	(3,979)
Redemption of short-term investments	5,670	8,466
Disposals of investment securities and other investments	61,695	162,773
Purchases of investment securities and other investments	(106,076)	(179,837)
Net cash used in investing activities	(64,093)	(126,653)

Cash flows from financing activities:
Payment of debt issuance costs	-	(928)
Proceeds from credit facility	30,000	30,000
Repayment of credit facility	(60,000)	-
Proceeds from issuance of common stock	29,175	25,247
Repurchases of common stock	(11,496)	(76,335)
Excess tax benefits from stock option transactions	-	842
Net cash used in financing activities	(12,321)	(21,174)

Effect of exchange rate changes on cash and cash equivalents	(1,628)	(947)
Net increase (decrease) in cash and cash equivalents	12,532	(69,932)
Cash and cash equivalents, beginning of the period	100,038	169,970
Cash and cash equivalents, end of the period	$112,570	$100,038

CONTACT:
PMC-Sierra, Inc.
Joel Achramowicz, 1-408-239-8630
Director, Investor Relations
Joel.Achramowicz@pmcs.com
or
Kim Mason, 1-604-415-6239
Manager, Corporate Communications
Kim.Mason@pmcs.com